As filed with the Securities and Exchange Commission on February 7, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TERRA NOVA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0434371
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Bloor Street West, Suite 3400 Toronto, Ontario, Canada	M4W 3E2
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-122439
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units	The NASDAQ Stock Market LLC.
Common Stock, $.0001 par value	The NASDAQ Stock Market LLC.
Common Stock Purchase Warrants	The NASDAQ Stock Market LLC.

Securities to be registered pursuant to Section 12(g) of the Act:

__________________________________________________________________
(Title of Class)

________________________________________________________________
(Title of Class)

_______________________________________________________________
(Title of Class)

This form is being filed to change the registration of Terra Nova Acquisition Corporation’s securities from Section 12(g) of the Securities Exchange Act of 1934 to Section 12(b) of the Securities Exchange Act of 1934.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-122439). This information is incorporated herein by reference.

Item 2. Index to Exhibits.

*3.1	Amended and Restated Certificate of Incorporation

*3.2	By-Laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Unit Purchase Option to be granted to Representative

*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

**4.6	Warrant Clarification Agreement between Continental Stock Transfer and Trust Company and the Registrant

**4.7	Amendment to Unit Purchase Options between the Registrant and the holders thereof.

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on January 31, 2005.

**	Incorporated by reference from the Registrant’s Current Report on Form 8-K dated September 6, 2006 and filed with the SEC on September 12, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRA NOVA ACQUISITION CORPORATION

Date: February 7, 2007	By:	/s/ Lee Chung
Lee Chung Chief Financial Officer

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